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                                                                  Exhibit 10.2.7


                           K-TRON INTERNATIONAL, INC.
                            AND AFFILIATED COMPANIES
                         PROFIT-SHARING AND THRIFT PLAN
                               (AS AMENDED, 1989)
                              AMENDMENT NO. 1996-1


                  K-TRON INTERNATIONAL, INC., a New Jersey corporation, hereby memorializes this Amendment No. 1996-1 to the K-Tron International, Inc. and Affiliated Companies Profit-Sharing and Thrift Plan (as amended, 1989)(the "Plan"). This amendment was adopted by the Board of Directors of K-Tron International, Inc. pursuant to the authority and procedure set forth at Section
9.01 of the Plan.

                  1. Section 1.30 of the Plan is hereby amended to read as follows:

                  "1.30    'Valuation Date'

                           "Prior to January 1, 1997, the last day of each March, June, September and December or such other dates as the Committee may determine from time to time. On and after January 1, 1997, the last day of each calendar month or such other dates as the Committee may determine from time to time."

                  2. Section 5.02(b) of the Plan is hereby amended to read as follows:

                  "(b) Subsequent Election - A Member may, by written notice to the Committee (or its delegate) at least 30 days (or such shorter period as is acceptable to the Committee) prior to the first day of the first calendar month as of which such election is to be effective, change his investment fund election with respect to subsequent Company contributions but, until changed, an investment fund election, once made, shall remain in effect for all subsequent Plan Years."

                  3. Section 5.02(c) of the Plan is hereby amended to read as follows:

                  "(c) Transfer Election - A Member may, by written notice to the Committee (or its delegate) at least 30 days (or such shorter period as is acceptable to the Committee) prior to the first day of the first calendar month as of which such election is to be effective (or at such other time as determined in accordance with Subsection 7.03(b)), elect a change in investment funds applicable to his then existing Accounts attributable to Company contributions, provided such change (i) results in multiples of 5% (25% for Plan Years beginning before January 1, 1990) in any one investment
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                           fund; (ii) is applied to the ending balance
                           determined as of the applicable Valuation Date; and
                           (iii) is applicable equally to each of the Member's Accounts. Such change shall become effective within such period of time as may be administratively required for the orderly liquidation of investments following the applicable Valuation Date."

                  4. The amendments memorialized herein shall be effective as of January 1, 1997.

                  IN WITNESS WHEREOF, and as evidence of the adoption of the amendments memorialized herein, the duly authorized officers of the corporation have executed this instrument this 5th day of December 1996.


                                    K-TRON INTERNATIONAL, INC.
Attest:



/s/ M. Vaccara                      By: /s/ Leo C. Beebe
-------------------------------        ------------------------------------
Assistant Secretary                    Chairman and Chief Executive Officer